Exhibit 99.1 Press Release Issued September 5, 2007

Chaparral Steel Company Board Expresses No Opinion on the Tender Offer by Gerdau Ameristeel Corporation
for Chaparral’s 10% Senior Notes

Midlothian, Texas - September 5, 2007 - Chaparral Steel Company (NASDAQ: CHAP) today announced that its Board of Directors has elected to express no opinion and remain neutral toward the offer by Gerdau Ameristeel Corporation on August 30, 2007 to purchase any and all of Chaparral's outstanding 10% Senior Notes due 2013 and the related consent solicitation. The notes tender offer and related consent solicitation are being conducted in connection with Gerdau Ameristeel Corporation’s previously announced agreement to acquire Chaparral.

Chaparral indicated that its Board of Directors believes that each noteholder should make its decision as to whether to tender on an individual rather than a collective basis, based on that noteholder's particular circumstances. Chaparral further indicated that its Board believes the determination whether to tender is a financial decision to be made by each noteholder, in consultation with the noteholder's financial advisor, based on the terms of the offer being made by Gerdau Ameristeel Corporation. For these reasons, Chaparral believes that it is not appropriate for it to make a recommendation to noteholders regarding the tender of their notes and expresses no opinion as to the course of action that noteholders should take.

The announcements contained in this press release were made pursuant to Rule 14e-2 under the Securities Exchange Act of 1934.

About Chaparral

Chaparral Steel Company, headquartered in Midlothian, Texas, is the second largest producer of structural steel beams in North America. Chaparral is also a supplier of steel bar products. In addition, Chaparral is a leading North American recycling company. Additional information may be found on Chaparral’s web site at www.chapusa.com.

For further information contact Cary D. Baetz at (972) 779-1032.

Additional Information and Where to Find It

In connection with the Agreement and Plan of Merger executed by Chaparral and Gerdau Ameristeel Corporation, Chaparral filed a definitive proxy statement with the Securities and Exchange Commission on Schedule 14A on August 10, 2007. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Chaparral at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by directing such request to Chaparral Investor Relations, telephone (972) 779-1032 or on Chaparral’s web site at www.chapusa.com.

Participants in the Solicitation

Chaparral and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers and information concerning all of Chaparral’s participants in the solicitation are included in the proxy statement. The proxy statement is available free of charge at the Securities and Exchange Commission’s Web Site at http://www.sec.gov and from Chaparral Investor Relations, telephone (972) 779-1032 or on Chaparral’s web site at www.chapusa.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. In addition to those noted in the statements themselves, any number of factors could affect actual results, including, without limitation, the highly competitive nature of the global steel industry and the availability of competitive substitute materials; the cyclical nature of the steel industry and the industries served by Chaparral and economic conditions in North America and worldwide steel imports and trade regulations; the substantial capital investment and maintenance expenditures required in Chaparral’s business; unexpected equipment failures, transportation disruptions or production curtailments or shutdowns; increases in the cost of steel scrap, energy and other raw materials; the cost of compliance with environmental laws and regulations; costs relative to competitors who have sought bankruptcy protection; the deviation of actual results from estimates made in the preparation of Chaparral’s respective financial statements; the loss of key employees, and the effects of the consolidation of the steel industry.

Any forward-looking statements in this press release are based on current information as of the date of this press release and Chaparral undertakes any obligation to update any forward-looking statements to reflect new information or future developments or events, except as required by law.